UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)           April 29, 2016

EBIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Ebix Way, Johns Creek, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (678) 281-2020

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to Vote of Security Holders.

Ebix, Inc.’s (“Ebix” or the “Company”) held its Annual Meeting of Shareholders on April 29, 2016 at the Embassy Suites Alpharetta, located at 5955 North Point Parkway, Alpharetta, GA 30022. As of the record date of March 11, 2016 there were a total of 33,646,656 shares of Common Stock outstanding and entitled to vote at the annual meeting. At the annual meeting 30,664,134 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present. Four proposals were brought before the meeting and all four were duly ratified. Below is a description of each proposal and the corresponding final voting results:

I.Election of Directors voting results were as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
Hans U. Benz	20,328,422	5,303,526	5,032,186
Pavan Bhalla	25,544,766	87,182	5,032,186
Neil D. Eckert	25,483,051	148,897	5,032,186
Rolf Herter	25,485,699	146,249	5,032,186
Hans Ueli Keller	20,307,465	5,324,483	5,032,186
Robin Raina	25,478,132	153,816	5,032,186
George W. Hebard III	17,754,056	7,877,892	5,032,186
Joseph R. Wright, Jr.	21,568,853	4,063,095	5,032,186

Accordingly all eight of the above named individuals were declared duly elected to serve as directors of the Company until the next annual meeting of shareholders or until their respective successors are qualified and elected.

II.	The ratification of the appointment of Cherry Bekaert, LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2016.

Votes For	Votes Against	Abstentions
30,161,668	472,416	30,050

Accordingly Cherry Bekaert, LLP has been duly ratified as the Company’s independent auditors for the year ending December 31, 2016.

III.	To approve the Chief Executive Officer Annual Incentive Plan to qualify as performance-based compensation for tax deductibility under section 162(m) of the Internal Revenue Code.

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,170,959	418,854	42,135	5,032,186

IV.	The approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,528,705	6,964,733	138,510	5,032,186

There was no other items of business raised during the meeting and the meeting was duly adjourned.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2016

EBIX, INC.

	By:	/s/ Robert Kerris
	Name:	Robert Kerris
	Title:	EVP, Chief Financial Officer and Corporate Secretary